Pruco Life Insurance Company of New Jersey

RIDER TO PROVIDE LAPSE PROTECTION

On any monthly date after the Limited No-Lapse Guarantee period (see Limited No-Lapse Guarantee), when the contract would otherwise be in default (see Default), the contract will remain in force until the next monthly date if the no-lapse guarantee value is greater than zero and there is no excess contract debt. If the no-lapse guarantee value is zero or less, or there is excess contract debt, the contract is in default. We will notify you in the annual report when any additional premium payment or other action is required to maintain the lapse protection provided by this rider.

The no-lapse guarantee value, no-lapse contract fund, no-lapse charge for sales expenses, no-lapse cost of insurance, no-lapse net amount at risk, and no-lapse death benefit (described below) are reference values only and are not used in the determination of values and benefits under this contract. They are used only to determine if the contract is in default.

No-Lapse Guarantee Value

The no-lapse guarantee value is equal to the no-lapse contract fund, less any contract debt. If the contract is reinstated, the amount of any existing contract debt on the date of default will not be included in the no-lapse contract fund.

No-Lapse Contract Fund

When you make your first premium payment, the no-lapse net premium amount, less any no-lapse charges due on or before that day, becomes your no-lapse contract fund. Beginning on the contract date, amounts are added to and subtracted from the no-lapse contract fund as shown under No-Lapse Adjustments to the No-Lapse Contract Fund.

No-Lapse Charge for Sales Expenses

We subtract a no-lapse charge for sales expenses from each premium paid. The premium allocation amounts and the initial and ultimate rates are shown in the No-Lapse Charge For Sales Expenses Rate Table. For any premium we receive in the 60-day period preceding a contract anniversary on which the initial or ultimate rates decrease, we will subtract a no-lapse charge for sales expenses no greater than the amount we would subtract if that premium were received on the contract anniversary.

To determine the amount deducted from each premium, we perform the following steps:

1.	We determine any premium amount already paid during the current contract year. (This amount may be zero.)

2.	We subtract the step 1 amount from the premium allocation amount on the date we receive your current premium. If the result is less than zero, we consider it to be zero.

3.
If the current premium amount is less than or equal to the step 2 amount, the entire premium amount is multiplied by the initial rate to determine the no-lapse charge for sales expenses for that premium. If the current premium amount is greater than the step 2 amount, we (a) multiply the step 2 amount by the initial rate, and (b) multiply the difference between the submitted premium and the step 2 amount by the ultimate rate. The total of (a) and (b) is the no-lapse charge for sales expenses for that premium.

No-Lapse Cost of Insurance

On each monthly date, we will deduct a charge for the no-lapse cost of insurance from the no-lapse contract fund. To determine this charge, we use the following method:

We determine the no-lapse cost of insurance rate using the monthly rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk for the appropriate contract year.

PLY 140-2017                                              NY

We multiply that rate by the no-lapse net amount at risk divided by $1,000 to compute the charge for the no-lapse cost of insurance.

No-Lapse Net Amount at Risk

The no-lapse net amount at risk is equal to the no-lapse death benefit minus the no-lapse contract fund.

No-Lapse Death Benefit

This contract has a Type A, Type B, or Type C death benefit. We show the type of death benefit that applies to this contract under Type of Death Benefit.

If this contract has a Type A death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount plus the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type C death benefit, the no-lapse death benefit on any date is equal to the greater of (1) and (2) where: (1) is the basic insurance amount plus the lesser of (a) the total premiums paid minus total withdrawals from this contract, and (b) the no- lapse contract fund before deduction of any monthly charge due on that date plus the product of the Type C Limiting Amount multiplied by the Type C Death Benefit Factor, both found in the Contract Limitations section of the contract data pages; and (2) is the no-lapse contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies. For the purpose of determining the Type C no-lapse death benefit, the total premiums paid will not include any charge to reinstate this contract as described under Reinstatement.

Termination

This rider will end on the earliest of:

1.	the end of the last day of the grace period if the contract is in default;

2.	the date the contract is surrendered for its net cash value; and

3.	the date the contract ends for any other reason.

This Supplementary Benefit rider is attached to the contract on the Contract Date and is made part of the entire contract. The rider provisions apply in lieu of any policy provisions to the contrary.

Pruco Life Insurance Company of New Jersey,

By

    Secretary

PLY 140-2017     Page 2     NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]
LAPSE PROTECTION RIDER DATA

No-Lapse Adjustments to Premium Payments

From each premium paid we will:

subtract a no-lapse administrative charge of 3.75% of the premium paid.

subtract a no-lapse charge for sales expenses as described under No-Lapse Charge for Sales Expenses.

The remainder of the premium is the no-lapse net premium amount.

No-Lapse Adjustments to the No-Lapse Contract Fund

On the Contract Date the no-lapse contract fund is equal to the no-lapse net premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the no-lapse contract fund by:

adding any no-lapse net premium amounts.

adding no-lapse interest on that portion of the no-lapse contract fund in excess of the amount of any loan as follows:

Effective Annual Rate Contract Year(s) of No-Lapse Interest
[1]     [0.00% (0.00000000% a day)]
[2 – 5]     [4.00% (0.01074598% a day)]
[6 – 10]     [4.35% (0.01166656% a day)]
[11 – 40]     [4.65% (0.01245318% a day)]
[41] and later     [4.00% (0.01074598% a day)]

adding no-lapse interest on that portion of the no-lapse contract fund equal to the amount of any loan at an effective annual rate of 1% (0.00272616% a day).

subtracting any withdrawals.
And on each monthly date, we will adjust the no-lapse contract fund by:

subtracting a monthly charge for administrative expenses of: [$0.13] per $1,000 of the basic insurance amount plus $10.00; changing on [MAY 1, 2027] to [$0.00] of the basic insurance amount plus $10.00 thereafter.

subtracting a monthly charge for the no-lapse cost of insurance (see No-Lapse Cost of Insurance).
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LAPSE PROTECTION RIDER DATA CONTINUED

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

[subtracting a monthly no-lapse charge for Rider VL 194 C during the first four contract years at the rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk, plus [$0.02], multiplied by the rider amount (shown under Survivorship Insurance) divided by $1,000.]

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LAPSE PROTECTION RIDER DATA CONTINUED

                                 PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk

Younger Insured’s          Younger Insured’s
Attained Age     Monthly Rate     Attained Age     Monthly Rate

[32]	[0.00000]	[64]	[0.13231]
[33]	[0.00001]	[65]	[0.15891]
[34]	[0.00004]	[66]	[0.19077]
[35]	[0.00007]	[67]	[0.22916]
[36]	[0.00012]	[68]	[0.27599]

[37]	[0.00020]	[69]	[0.33339]
[38]	[0.00030]	[70]	[0.40398]
[39]	[0.00045]	[71]	[0.48990]
[40]	[0.00063]	[72]	[0.59410]
[41]	[0.00084]	[73]	[0.71963]

[42]	[0.00110]	[74]	[0.87042]
[43]	[0.00145]	[75]	[1.05177]
[44]	[0.00190]	[76]	[1.27134]
[45]	[0.00245]	[77]	[1.53882]
[46]	[0.00312]	[78]	[1.86506]

[47]	[0.00396]	[79]	[2.26435]
[48]	[0.00499]	[80]	[2.75248]
[49]	[0.00620]	[81]	[3.32239]
[50]	[0.00773]	[82]	[3.97337]
[51]	[0.00979]	[83]	[4.73790]

[52]	[0.01251]	[84]	[5.69568]
[53]	[0.01585]	[85]	[6.80421]
54]	[0.01975]	[86]	[7.97851]
[55]	[0.02415]	[87]	[14.17620]
[56]	[0.02916]	[88]	[16.31502]

[57]	[0.03515]	[89]	[18.57734]
[58]	[0.04242]	[90]	[27.35779]
[59]	[0.05141]	[91]	[30.48249]
[60]	[0.06225]	[92]	[33.81620]
[61]	[0.07536]	[93]	[37.32933]

[62]	[0.09119]	[94]	[40.86953]
[63]	[0.11006] [95] RIDER DATA CONTINUED ON NEXT PAGE		[44.89212]
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LAPSE PROTECTION RIDER DATA CONTINUED

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Younger Insured’s          Younger Insured’s
Attained Age     Monthly Rate     Attained Age     Monthly Rate

[96]	[49.60258] [109]	[83.33333]
[97]	[54.66879] [110]	[83.33333]
[98]	[60.07582] [111]	[83.33333]
[99]	[65.80203] [112]	[83.33333]
[100]	[71.32425] [113]	[83.33333]

[101]	[76.28006] [114]	[83.33333]
[102]	[81.14845] [115]	[83.33333]
[103]	[83.33333] [116]	[83.33333]
[104]	[83.33333] [117]	[83.33333]
[105]	[83.33333] [118]	[83.33333]

[106]	[83.33333] [119]	[83.33333]
[107]	[83.33333] [120]	[83.33333]
[108]	[83.33333] RIDER DATA CONTINUED ON NEXT PAGE

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LAPSE PROTECTION RIDER DATA CONTINUED

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

NO-LAPSE CHARGE FOR SALES EXPENSES RATE TABLE
(see Rider to Provide Lapse Protection for details)

Initial	Ultimate Premium Allocation
Rate         Rate         Amount

Contract Date	[16.25%]	[16.25%]	[$1,157.48]
changing on [MAY 1, 2018] to:	[11.25%]	[11.25%]	[$1,157.48]
changing on [MAY 1, 2022] to:	[6.25%]	[6.25%]	[$1,157.48]
changing on [MAY 1, 2027 to:	[4.25%]	[4.25%]	[$1,157.48]

END OF RIDER DATA

PLY 140-2017     Page 5 NY